Exhibit 99.1

PRELIMINARY PROXY CARD
SUBJECT TO COMPLETION

Tailwind Acquisition Corp. Special Meeting in lieu of Annual Meeting of Shareholders

Tailwind Acquisition Corp.
1545 Courtney Avenue
Los Angeles, CA 90046

SPECIAL MEETING IN LIEU OF ANNUAL MEETING
OF SHAREHOLDERS OF TAILWIND ACQUISITION CORP.

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON [●], 2021.

P R O X Y C A R D

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated [●], 2021, in connection with the Special Meeting in lieu of Annual Meeting of Shareholders (the “Special Meeting”) to be held virtually, conducted via live audio webcast at [●] Eastern Time on [●], 2021, and hereby appoints [●], [●] and [●], and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of Tailwind Acquisition Corp. (“TWND”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 9.

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example	☒	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9 AND 10.

Proposal No. 1—The Business Combination Proposal—To consider and vote upon a proposal to approve the Business Combination Agreement, dated as of March 1, 2021, by and among Tailwind Acquisition Corp., a Delaware corporation (“Tailwind”), Compass Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Tailwind (“Merger Sub”), QOMPLX, Inc., a Delaware corporation (“QOMPLX”) and Rationem, LLC, a Delaware limited liability company, in its capacity as the representative of the stockholders of QOMPLX and the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into QOMPLX, with QOMPLX surviving the Business Combination as a wholly owned subsidiary of Tailwind.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2—The Charter Proposal—To consider and vote upon a proposal to approve New QOMPLX’s (as defined in the proxy statement/prospectus) amended and restated certificate of incorporation, to be approved and adopted in connection with the Business Combination, a form of which is attached to the proxy statement/prospectus as Annex B (the “Post-Closing New QOMPLX Certificate of Incorporation”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Governing Documents Proposals—to consider and vote on a non-binding, advisory basis, upon, separate proposals to approve the following amendments to Tailwind’s current amended and restated certificate of incorporation (the “Pre-Closing Tailwind Certificate of Incorporation”) and bylaws (the “Pre-Closing Tailwind Bylaws” and, together with the Pre-Closing Tailwind Certificate of Incorporation, the “Pre-Closing Tailwind Governing Documents” as set forth in the Post-Closing New QOMPLX Certificate of Incorporation) and the proposed amended and restated bylaws of New QOMPLX that will be in effect upon the closing of the Business Combination:	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3—to decrease the number of authorized shares of Tailwind from 551,000,000 to 501,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4—to eliminate the classification of Tailwind’s Class B common stock, par value $0.0001 per share.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5—to provide that the number of authorized shares of common stock or preferred stock may be increased or decreased by the affirmative vote of the holders of at least a majority of the voting power of the stock outstanding and entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6—to remove the provisions regarding the doctrine of corporate opportunity from the Post-Closing New QOMPLX Certificate of Incorporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 7—to provide that the vote of two-thirds of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required to adopt, amend or repeal any portion of Post-Closing New QOMPLX Certificate of Incorporation inconsistent with Article V(B) (Preferred Stock), Article VI, Article VII, Article VIII, Article IX, Article X and Article XI of the Post-Closing New QOMPLX Certificate of Incorporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 8—The NYSE Proposal—To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the New York Stock Exchange, the issuance of shares of Class A common stock, par value $0.0001 per share, of New QOMPLX.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 9—The Incentive Plan Proposal—To consider and vote upon a proposal to approve and adopt the 2021 QOMPLX, Inc. incentive equity plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 10—The Adjournment Proposal—To consider and vote upon a proposal to adjourn the Tailwind Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Tailwind Special Meeting, there are not sufficient votes to approve any of the Business Combination Proposal, the Charter Proposal, the NYSE Proposal or the Incentive Plan Proposal, or holders of Tailwind’s Class A Common Stock have elected to redeem an amount of Class A Common Stock such that Tailwind would have less than $5,000,001 of net tangible assets.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Shareholder Certification: I hereby certify that I am not acting in concert or as a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, with any other shareholder with respect to the Shares in connection with the proposed business combination.	SHAREHOLDER CERTIFICATION ☐

Dated: __________________________________________________________________________________________________________ , 2021

(Signature)
(Signature if held Jointly)

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9 AND 10 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.